Exhibit 32(a)


                TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC
                      Certificate Pursuant to Section 906
                        of Sarbanes - Oxley Act of 2002
                              CERTIFICATION OF CEO


         The undersigned, M.S. Greene, President and Chief Executive of TXU Electric Delivery Transition Bond Company LLC (the "Company"), DOES HEREBY CERTIFY that:

    1. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2004 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

    2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 14th day of May, 2004.





                                            /s/   M.S. Greene
                                         -------------------------------------
                                         Name:    M.S. Greene
                                         Title:   President and Chief Executive




A signed original of this written statement required by Section 906 has been provided to TXU Electric Delivery Transition Bond Company LLC and will be retained by TXU Electric Delivery Transition Bond Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.